EXHIBIT 9

English translation for informational purposes only.
Execution version.

SECURITIES PLEDGE AGREEMENT ENTERED INTO BY AND BETWEEN SERVICIOS DE TECNOLOGÍA AEROPORTUARIA, S.A. DE C.V. (“SETA”), AND AERODROME INFRASTRUCTURE S.À.R.L., A LIMITED LIABILITY COMPANY (SOCIÉTÉ Á RESPONSABILITÉ LIMITÉE) INCORPORATED AND DULY EXISTING UNDER THE LAWS OF LUXEMBOURG, WITH REGISTERED OFFICE AT 9, RUE DE BITBOURG, L-1273 LUCEMBOURG, AND REGISTERED IN THE CORPORATE AND COMMERCIAL REGISTRY (REGISTRE DE COMMERCE ET DES SOCIÉTÉS) OF LUXEMBOURG UNDER NUMBER B251461, (“AERODROME” AND JOINTLY WITH SETA, THE “PLEDGORS”), IN THEIR CAPACITY AS GRANTORS, SCOTIABANK INVERLAT,  S.A., INSTITUCIÓN DE BANCA MÚLTIPLE  GRUPO FINANCIERO SCOTIABANK INVERLAT, AS PLEDGEE, IN ITS CAPACITY AS SECURITY AGENT, ACTING ON BEHALF OF AND FOR THE BENEFIT OF THE SECURED CREDITORS (AS SUCH TERM “SECURED CREDITORS” IS DEFINED UNDER THE LOAN AGREEMENT (AS DEFINED HEREUNDER)) UNDER THE LOAN AGREEMENT (THE "PLEDGEE"), SCOTIA INVERLAT CASA DE BOLSA, S.A. DE C.V., GRUPO FINANCIERO SCOTIABANK INVERLAT IN ITS CAPACITY AS DEPOSITARY AND ADMINISTRATOR, (THE “DEPOSITARY” OR THE “ADMINISTRATOR”), AND MONEX CASA DE BOLSA, S.A. DE C.V., MONEX GRUPO FINANCIERO ( “EXECUTOR”, AND JOINTLY WITH THE PLEDGORS, THE PLEDGEE, THE DEPOSITARY AND THE ADMINISTRATOR THE “PARTIES”) IN ACCORDANCE WITH THE FOLLOWING RECITALS, REPRESENTATIONS, DEFINITIONS AND CLAUSES (THE “AGREEMENT”):

RECITALS

FIRST. On July 31, 2022, Fintech Holdings, Inc., Bagual S.à. r.l., Grenadier S.à r.l., Pequod S.à r.l., Harpoon S.à r.l. and Expanse S.à r.l., as sellers, Concessoc 31 SAS (the "Debtor"), as buyers, SETA, Aerodrome, as acquired companies, Fintech Investments Ltd, as seller guarantor, and Vinci Airports S.A.S., as purchaser guarantor, entered into a share purchase agreement (the "Share Purchase Agreement").
SECOND. On December 1, 2022, the shareholders of SETA authorized the execution of this Agreement in order for SETA to pledge in favor of the Pledgee 7,516,377 Series B shares representing the capital stock of Grupo Aeroportuario del Centro Norte, S.A.B. de C.V. (the "Company"). A copy of the aforementioned corporate resolutions is attached hereto as Exhibit A.
THIRD. On November 18, 2022, the Board of Directors of Aerodrome authorized the execution of this Agreement in order for Aerodrome to pledge in favor of the Pledgee 58,529,883 Series B shares representing the capital stock of the Company. A copy of the aforementioned corporate resolutions is attached hereto as Exhibit B.
FOURTH. On December 2, 2022, the Debtor, as borrower, SETA and Aerodrome, as guarantors who are part of the agreement, several creditors, Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, as administrative agent, HSBC México, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC, Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, and

Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa, as lead arrangers, among others, entered into a credit and guaranty agreement for the amount of up to $8,750,000,000.00 (eight thousand seven hundred and fifty million pesos 00/100 Mexican pesos), the proceeds of which will be used, among other purposes, to partially finance the acquisition under the Share Purchase Agreement (the "Loan Agreement"). A copy of the Loan Agreement and a copy of the Guarantor Joinder Agreement (as such term is defined below) are attached hereto as Exhibit C.
FIFTH. On December 7, 2022, each of the Pledgors, as guarantors, executed a guarantor joinder agreement, in which they were constituted as guarantors under the Loan Agreement (the “Guarantor Joinder Agreement“).
SIXTH. The parties in the Loan Agreement, agreed to create and perfect a first place and priority securities pledge (the "Securities Pledge”) in favor of the Pledgee, as collateral agent, with respect to the Shares (as such term is defined below) property of the Pledgors.
SEVENTH. On June 11, 2021, the ordinary general shareholders' meeting of the Company resolved, among others, (i) to issue 49,766,000 Series B shares, representative of the capital stock of the Company to be used solely and exclusively to carry out the conversion of Series BB shares representative of the capital stock of the Company into Pledged Shares (as such term is defined below) in terms of Article Six, Eleventh and other applicable articles of the Company's bylaws, which are registered in the National Securities Registry (Registro Nacional de Valores) (the “RNV”) maintained by the National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores) (“CNBV”), (ii) carry out all acts that may be necessary so that, immediately after the delivery of the instruction to convert the Series BB shares representative of the capital stock of the Company into Pledged Shares (a) initiate the listing on the Bolsa Mexicana de Valores, S.A.B. de C.V. of the converted Pledged Shares, (b) carry out the corresponding deposits, transfers or annotations in S.D. Indeval Institución para el Depósito de Valores, S.A. de C.V. (“Indeval") for purposes of (y) recording that such shares are pledged as a stock exchange pledge, and (z) crediting the converted Pledged Shares to the Indeval Administrator’s Account; and (iii) that the Secretary, not a member of the Board of Directors of the Company, make the corresponding entries in the Company's share registry book (the "Conversion Meeting").
EIGHTH. On November 30, 2022, the general ordinary shareholders’ assembly of the Company agreed, Amon others, (i) approve and take note of SETA’s intention to grant a pledge agreement over Serie BB shares, representative of the capital stock of the Company of which SETA is owner, to guarantee the compliance of the obligations under the Loan Agreement, contingent to the acquisition of the shares object of the Share Purchase Agreement, (ii) recognize and to effect that 49,766,000 Series B shares (the "Series B Treasury Shares"), neither subscribed nor paid, have been issued and are on deposit in the Company's treasury, (iii) to acknowledge and certify that the registration of the Series B Treasury Shares in the National Securities Registry is up to date in terms of official communication number 153/10027069/2021 of December 31, 2021, (iv) acknowledge and certify that the Series B Treasury Shares are represented by a share certificate that is deposited with Indeval, (v) acknowledge and state for the record that in the event that the Series BB shares representing the Company's capital stock are converted into Series B shares of the Company's capital stock, the Series B Treasury Shares shall be used to satisfy and consummate such conversion for the purposes of the Credit Agreement and the Ordinary Pledge (as such term is defined below); provided, however, that they shall cease to be applicable to the financing described at the Conversion Meeting, (vi) authorize that, in case that the Serie BB shares representative of the Company’s capital stock are converted inro Serie B shares representative of the Company’s capital stock, the Company will provide all and every one of the notices, announcements and documents and shall perform all the necessary acts for the effect that, immediately, upon the delivery of such instruction, (a) starts trading on the Bolsa Mexicana de Valores, S.A.B. de C.V., (vii) authorize the corresponding transfers or entries to be made in Indeval for the purposes of (y) showing that the Converted Serie B Shares are granted in a security pledge agreement in terms of the Agreement, and (z) certify the Converted Serie B Shares to the account to be established under the terms of such security agreements for the benefit of the creditors under the Loan Agreement, (viii) to authorize the Secretary, who is not a member of the Board of Directors of the Company to make the corresponding entries in the Company's share registry book, and (ix) in general, authorize the Company to carry out any necessary legal acts, formalities, managements, filings, procedures, or deliveries of documents to any securities depository, authority or stock exchange in the United States of Mexico or abroad, as well as with any other person, that may be necessary to fully consummate and satisfy the conversion of the Series BB shares representing the capital stock of the Company into Series B shares.
NINTH. In addition to the securities pledge, the parties of the Loan Agreement, agreed the execution of certain ordinary pledge agreement over shares for the effect to create and perfect of a first place and priority pledge (the "Ordinary Pledge") in favor of the Secured Creditor, as Collateral Agent, with respect to 49,766,000 ordinary shares, Series BB, representing the fixed portion of the Company´s capital stock, owned by SETA (the "Series BB Shares").
TENTH. In addition to the securities pledge and the Ordinary Pledge, the parties to the Loan Agreement agreed to execute a non-possessory pledge agreement for the effect to create and perfect a first place and priority pledge (the “Non-Possessory Pledge Agreement”) in favor of the Secured Creditor, as Collateral Agent, acting for the benefit of the Secured Creditors in relation to certain bank accounts of the Debtor and Aerodrome.

REPRESENTATIONS

I. Each of the Pledgors represent, through their legal representatives, that:

a)
(i) In the case of SETA, it is a variable capital stock company (sociedad anónima de capital variable), dully incorporated and existing in accordance with the laws of the United Mexican States (“Mexico"), and (ii) in the case of Aerodrome, it is a limited liability company (societé à responsabilité limitée) dully incorporated and existing in accordance with the laws of the Grand Duchy of Luxembourg.

b)	Is dully authorized in terms of the applicable legislation and has all the necessary authorizations for the execution of this Agreement and to comply with its obligations under the same.
c)	Its representatives have sufficient authority to bind it under the terms of this Agreement, and that such authority has not been modified, restricted, limited or revoked as of the date hereof.
d)
In the case of SETA, it is a client of the Administrator, which, at the moment of execution of this Agreement, will have the custody and administration of the Securities (as such term is defined below) owned by it under the brokerage agreement number 8651677-0, management of which is non-discretionary, and (ii) in the case of Aerodrome, is client of the Administrator, which, at the moment of execution of this Agreement, will have the custody and administration of the Securities owned by it under the brokerage agreement number 8651678-3, management of which is non-discretionary (jointly, the brokerage agreements described in numbers (i) and (ii), the "Brokerage Agreements").

e)
As of the date of execution of this Agreement, each share certificate representing the Securities that are hereby pledged under the securities pledge agreement are deposited by the Administrator in Indeval, by virtue of the provisions of each Brokerage Agreement that each has entered into with the Administrator.

f)
As of the date of execution of this Agreement, it is not aware of any action, claim, requirement or proceeding, whether judicial or extra-judicial, that has been initiated before any judicial, administrative or arbitration court or governmental agency that could affect the legality, validity or enforceability of this Agreement.

g)
It is the sole and lawful owner of the series B shares issued by the Company which are described hereunder (the “Securities”, the “Shares" or the “Pledged Shares”), with respect to which there is no right pending to be exercised that implies a dilution to the shareholders of the Company, including, without limitation, options, warrants or subscription agreements with any shareholder of the Company, any other third party, nor decreed capital increases pending to be capitalized, nor contributions for future capital increases pending to be applied, which it is obliged to pledge pursuant to this Agreement:

Owner	Issuer	Ticker Symbol	Number of shares Series B
Servicios de Tecnología Aeroportuaria, S.A. de C.V.	Grupo Aeroportuario del Centro Norte, S.A.B. de C.V.	“OMA”	7,516,377
Aerodrome Infrastructure S.À. R.L.	Grupo Aeroportuario del Centro Norte, S.A.B. de C.V.	“OMA”	58,529,833

h)
The Shares are free of any lien, option or any other contractual restriction or limitation of ownership or right of any kind, including preemptive rights (except for the security pledge created by this Agreement), have been validly issued by the Company, are fully subscribed and paid, registered in the RNV, granting fully voting rights, and are listed in item I of the securities authorized for listing on the Stock Exchange Section (as such term is defined below) under the ticker symbol "OMA”.

i)
The creation, existence and, if applicable, the enforcement of the Securities, will not adversely affect in any way the corporate and property rights of the Securities, and will not cause the loss or restriction of any right inherent to the Securities, such as, but not limited to, voting rights.

j)
It does not require any governmental or other consent or authorization other than those it has already obtained to (i) enter into this Agreement, (ii) create, perfect and maintain the security pledge of the Securities, or (iii) comply with its obligations under this Agreement.

k)
The execution of this Agreement by each of the Pledgors,  the pledge over the Shares in favor of the Pledgee under this Agreement, and the performance of its obligations under this Agreement, do not contravene, conflict with or result in a breach of (i) any agreement, contract, authorization, concession, license, permit or other instrument to which each Pledgor is a party or to which each Pledgor or their property is subject, or (ii) any law, rule, provision, regulation, decree, circular, order or ruling issued by any administrative tribunal or governmental agency applicable to each Pledgor or the Shares; or (iii) any articles of incorporation, certificate of incorporations, bylaws or other organizational documents of each Pledgor.

l)	The obligations established under this Agreement constitute valid obligations payable by and enforceable.
m)	It is Solvent (as such term is defined below).
n)	It is its desire to secure the compliance of its obligations under the Loan Agreement, and it desires to grant a security pledge over the Shares in accordance with the terms of this Agreement.
o)
This Agreement constitutes a valid and enforceable first place and priority security pledge over the Shares, securing the prompt and timely payment and performance of all Secured Obligations (as such term is defined below).

p)
It is its will to appoint each of the Depositary, Administrator and Executor to act as depositary, administrator and executor of the security pledge constituted under the terms of this Agreement, and only for the purposes of this Agreement.

q)
It is understood that the breach of any of the obligations established in this Agreement or in the Loan Agreement, will result in the foreclosure of the security pledge constituted by means of this Agreement.

r)	It acknowledges and understands that the Pledgee appears in its capacity as Collateral Agent, on behalf and for the benefit of the Secured Creditors.

II. The Pledgee represents through its legal representative that:

a)
It is a multiple banking institution legally constituted and validly existing under the laws of Mexico, authorized in terms of the applicable legislation to enter into this Agreement and to comply with its obligations within.

b)	Its legal representatives have the sufficient authority to bind it under the terms of this Agreement, which authority has not been modified, restricted, limited or revoked as of this date
c)	It is fully authorized and has obtained all authorizations and approvals to enter into this Agreement and perform its obligations hereunder.
d)	Acts on behalf of and for the benefit of the Secured Creditors.

III. The Depositary and Administrator represents, through its legal representative that:

a)
It is a brokerage, dully incorporated and validly existing in accordance with the laws of Mexico, authorized in terms of the applicable legislation, to enter into this Agreement and to perform its obligations hereunder.

b)	Its representative has sufficient authority to bind it under the terms of this Agreement, which authority has not been modified, restricted, limited or revoked as of this date.
c)	Each Pledgor is its client and the Administrator has the Securities in custody and administration owned by each Pledgor under the Brokerage Agreements.
d)
As of the date of execution of this Agreement, the share certificates representative of the Securities that are hereby pledged under the security pledge are deposited by the Depositary in Indeval, pursuant to the provisions of the Brokerage Agreement entered into with the Pledgors.

IV. The Executor represents, through its legal representatives that:

a)
It is a brokerage, dully incorporated and validly existing in accordance with the laws of Mexico, authorized in terms of the applicable legislation, to enter into this Agreement and to perform its obligations hereunder.

b)	Its representatives have sufficient authority to bind it under the terms of this Agreement, which authority has not been modified, restricted, limited or revoked as of this date.
In consideration of the foregoing Recitals and Representations, the Parties agree to grant the following:

CLAUSES

FIRST. DEFINITIONS AND INTERPRETATION. For purposes of this Agreement, including the Exhibits hereto, the capitalized terms set forth below shall have the meaning ascribed to them in their singular and plural forms:
"Additional Shares" has the meaning set forth in Clause Fourth.
"Administrator" means, the person designated in Clause Third, as administrator of the pledge constituted in its terms.
"Administrator´s Account" has the meaning set forth in Clause Second.
“Aerodrome” has the meaning given to it in the preamble.
"Agreement" means this Securities Pledge Agreement.
"Brokerage Agreement" has the meaning set forth in Representation I. (d) of the Pledgors.
"Business Day" has the meaning attributed to Business Days under the Loan Agreement.
“CNBV” has the meaning given in Recital Seventh.
"Company" has the meaning attributed to said term in Recital Second.
“Conversion Assembly” has the meaning granted Recital Seventh.
“Conversion Date” has the meaning set forth in Clause Fourth.
"Converted Shares" has the meaning set forth in Clause Fourth.
"Depositary" has the meaning given to it in the preamble.
"Enforcement Request" shall have the meaning indicated in Section Eighth of this Agreement and prepared in terms similar to the form attached hereto as Exhibit E.
"Event of Default Notice" means the written notice delivered by the Pledgee to the Pledgors (with a copy to each the Administrator and the Executor) indicating that an Event of Default has occurred and is continuing, in similar terms to the form attached as Exhibit D hereto.
"Event of Default" has the meaning attributed to Event of Default under the Loan Agreement.
"Executor" has the meaning given to it in the preamble.
"Indeval" means S.D. Indeval Institución para el Depósito de Valores, S.A. de C.V.

"LGSM” means the General Law of Commercial Entities (Ley General de Sociedades Mercantiles).
"LMV" means the Securities Market Law (Ley del Mercado de Valores).
"Loan Agreement" has the meaning attributed to said term in Recital Fourth.
"Loan Documents” has the meaning attributed to the term Loan Documents in the Loan Agreement.
"Mexico" means the United Mexican States.
"Ordinary Pledge” has the meaning attributed in Recital Ninth.
“Parties” has the meaning given in the preamble.
“Person” has the meaning attributed to the term Person in the Loan Agreement.
"Pesos" means pesos, the legal tender in Mexico.
“Pledgee” has the meaning given to it in the preamble.
“Pledgors” has the meaning given to it in the preamble.
"Quoted Price" has the meaning set forth in Clause Eighth.
“RNV” has the meaning given in Recital Seventh.
"Secured Creditor" has the meaning given to the term Secured Creditor in the Loan Agreement.
"Secured Obligations" has the meaning set forth in Clause Second.
"Series BB Shares" has the meaning set forth in Recital Ninth.
“SETA” has the meaning given in the preamble.
“Share Purchase Agreement” has the meaning given in Recital First.
"Shares" or “Pledged Shares” or "Securities" has the meaning set forth in Representation I. (g).
"Solvent” means, with respect to any Person at any time, that (i) such Person is not in the event of Article 2166 of the Federal Civil Code, or  (ii) in any of the grounds to be declared in bankruptcy pursuant to the provisions of Articles 9, 10 and 11 of the Bankruptcy Law, or (iii) in the event established in Section V of Article 229 of the LGSM or similar or correlative provisions pursuant to the legislation applicable to such Person.
"Stock Exchange" means, Mexican Security Stock Exchange (Bolsa Mexicana de Valores, S.A.B. de C.V).
The Parties accept, acknowledge and agree that the following rules shall be the basis for interpreting the provisions of this Agreement: (i) the terms used with initial capital letters shall be equally applicable in the singular to the singular and plural forms in accordance with their respective meanings; (ii) where the context requires so, any pronoun shall be deemed to include the corresponding masculine or feminine or neutral form; (iii) references to the Agreement and/or any other agreement or document, or any specific provision thereof, shall be interpreted as references to such instrument or provision as modified in accordance with their respective terms; (iv) references to any laws, rules, regulations, codes and other general provisions, decrees or regulations in this Agreement shall be interpreted as references to such laws, rules, regulations, codes, provisions or regulations, as the same may have been or may be amended, modified, supplemented or replaced, and shall include any regulations or rules promulgated thereunder, as well as any judicial or administrative interpretation of such laws, rules, regulations, codes, provisions or regulations; (v) references to Sections, Clauses, subsections, subparagraphs, paragraphs and Exhibits in this Agreement shall be understood as references to Sections, Clauses, subsections, subparagraphs, paragraphs and Exhibits of this Agreement, unless otherwise expressly provided or may be inferred from the context; (vi) each and every Exhibit attached to this Agreement is an integral part of this Agreement; (vii) the words "including" "includes" and "including" shall be deemed to be followed by the phrase "without limitation" unless otherwise expressly provided; (viii) in computing any periods from a specific date to a specific date thereafter, the word "from" means "from and including", the word "to" means "to but excluding" and the word "up to" means "up to and including"; and (ix) references in this Agreement to any person shall be deemed to be references to such person's successors, assigns and permitted assigns, if any.
SECOND. CREATION. The Pledgors, in terms and for the purposes of Article 204 of the LMV, by means of the execution of this Agreement, constitutes a security pledge over the Shares, and, as a consequence, over the corresponding corporate and economic rights thereon, including dividends, distributions or redemptions, reimbursements of capital, whether in cash or in specie. Such security pledge is executed to guarantee in an unconditional and irrevocable manner, in favor of the Pledgee, the due compliance of all “Obligations” (as such term is defined in the Loan Agreement) by each Pledgor and each Loan Party (as such term is defined in the Loan Agreement), (the "Secured Obligations").
For purposes of the foregoing, on this date the Pledgee has received a confirmation by the Administrator of the escrow deposit of the Shares to the account Number 010070802 maintained by the Administrator with Indeval (the "Administrator's Account").
Each Pledgor agrees that the security pledge subject of this Agreement constitutes a first degree and priority security interest in favor of the Pledgee, and that such security interest shall not be affected by any other security interest now or hereafter granted by each Pledgor in connection with the performance of the Loan Agreement Documentation, nor by any waiver, modification, reduction or expectancy that the Pledgee may grant in connection with the compliance of its obligations under the Loan Agreement Documentation. Also, the rights and obligations arising from the securities pledge hereby constituted are indivisible.

The Parties agree that the security pledge constituted under the terms of this Agreement does transfer ownership of the Securities, in accordance with the provisions of Article 204, third paragraph of the LMV.1
Notwithstanding the provisions under Clause Fourth, the number of Shares subject to this Agreement shall not be reduced notwithstanding the performance of any part of the Secured Obligations.
THIRD. ADMINISTRATOR. In terms of the provisions of Article 204 of the LMV, each Pledgor and the Pledgee shall appoint by mutual agreement the Administrator as Administrator of the security pledge constituted in terms of this Agreement, who in turn, expresses its conformity and acceptance of such assignment.
The Administrator receives the Shares under this security pledge and undertakes to maintain and keep custody of the Securities affected by the security pledge that guarantee the fulfillment of the Secured Obligations in favor of the Pledgee, in the Administrator's Account.
The Parties agree that, for the purposes of this Agreement and in terms of the provisions of article 204 of the LMV, the Pledgee will not be considered at any time as the Administrator of the Securities, in the understanding that the Administrator will have custody of the Securities during the validity of this Agreement.
Each Pledgor authorizes the Administrator and the Executor to inform the Bank of Mexico (Banco de México), Indeval or any competent authority of the information they may require regarding the transactions carried out pursuant to this Agreement.
The Parties agree that the Administrator and the Executor shall not perform any administrative acts on the pledged assets, except, in the case of the Administrator, to keep them in Indeval's account, and, in due course, the Executor will proceed to the sale, execution or release of the Pledged Shares, since the Pledgee as “Collateral Agent” shall perform all the acts tending to the determination of the value, communications or letters of release or execution, on the operations performed under this Agreement. Consequently, the Parties release the Administrator and the Executor, from any liability derived from the acts of administration and execution performed on the Securities under this security pledge and, if applicable, to indemnify them, in accordance with the terms of this Agreement.
FOURTH. SCOPE AND SUBSTITUTION OF THE SECURITIES. (a) The parties agree that the security pledge established under the Securities shall be in force during all the time that any Secured Obligation is unpaid and pending to be complied. Upon termination of this Agreement, and once the Secured Obligations have been fully complied and paid to the Pledgee’s satisfaction, the Administrator shall return the Shares to each Pledgor as soon as possible but not later than within the following 10 Business Days after the receipt of the instruction by the Pledgee, by transferring them to the account at Indeval held directly by the Administrator at Indeval that each Pledgor indicates in writing to the Pledgee or the Administrator, in the case of Securities, or to the bank account held by the Pledgor with a Mexican multiple banking institution that each Pledgor indicates in writing to the Pledgee or to the Administrator, as applicable, in the case of cash.

1 Administrator/Executor: please complete.

In the event that the Stock Exchange cancels the listing of the Securities on the Stock Exchange and/or that the CNBV cancels the registration of the Securities in the RNV, the security pledge constituted in terms of this Agreement shall subsist over the Shares, and each Pledgor, at the latest within fifteen (15) Business Days following such event, undertakes to (i) consent to the amendment of this Agreement, in order to carry out the corresponding adjustments in order to modify the nature of the security pledge constituted in terms of this Agreement, without it being understood that by such circumstance there is a novation of the Secured Obligations or the termination of the pledge constituted in terms of this Agreement, (ii) give the corresponding notices to the Company so that the Company’s Board of Directors’ Secretary carry out the corresponding entries in the Company's share registry book to register the pledge constituted over the Shares as of the date of execution of this Agreement, and (iii) deliver, with the corresponding guarantee endorsement, the certificates representing the Shares in favor of the Secured Creditor. In such event, the Administrator and the Executor (i) will terminate their obligations under this Agreement at their own expense, (ii) if applicable, will be entitled to receive the payment corresponding to the expenses resulting from the withdrawal of the Securities before Indeval, and (iii) will be authorized to request the documentation they deem convenient in order to comply with the necessary proceedings before Indeval.
Additionally, each Pledgor undertakes not to enter into any act, agreement or contract that may extinguish or limit the rights corresponding to it as holder of the Securities, as well as not to transfer or encumber the Securities in any manner whatsoever. Likewise, each Pledgor undertakes to pay any tax, contribution, commission or expense of any kind corresponding to the Securities, to its holding or arising from this Agreement, or from the deposit of the Securities in Indeval.
(b) Each Pledgor acknowledges and agrees that, simultaneously with the execution of this Agreement, SETA has granted the Ordinary Pledge over the Series BB Shares in favor of the Pledgee in its capacity as pledgee in the Ordinary Pledge. In accordance to the Company's bylaws and the resolutions of the Conversion Meeting, in case that the Pledgee delivers an Event of Default Notice to the Pledgors, and as long as the Pledgors do not display the payment, or as the case may be, they do not prove compliance, modification, novation or waiver of the Secured Obligation of whose non-compliance is concerned within 1 (one) business day after the Event of Default Notice, the Secured Creditors may decide to convert immediately the Series BB Shares into Series B shares of the Company, registering them in the RNV and will be listed in item I of the securities authorized for listing on the Stock Exchange (the "Converted Shares").
As a result of the foregoing, the Parties agree and each Pledgor expressly consents that, immediately upon such conversion (the "Conversion Date"), an automatic increase of the number of Shares subject to this Agreement to include the Converted Shares. As from such time, any reference in this Agreement to "Securities" or "Shares" shall include the Converted Shares.

Additionally, as of the Conversion Date, each Pledgor, (i) in terms and for purposes of Article 204 of the LMV, constitutes a security pledge over the Converted Shares to guarantee the due and timely compliance of each and every one of the Secured Obligations, in the understanding that the constituted security pledge will transfer ownership; (ii) undertakes to carry out all acts that may be necessary or convenient in order for the Converted Shares to be delivered to the Collateral Agent's Account, (iii) shall appoint the Administrator as pledge Administrator and the Executor as pledge executor of the security pledge, which in turn, expresses their conformity and acceptance of such assignment, and (iv) undertakes to carry out each and every one of the acts that may be necessary to grant the Converted Shares in the securities pledge.
(c) Notwithstanding any provision contained in this Agreement, each Pledgor shall be entitled to carry out the additional pledging of Series B shares of the Company (the "Additional Shares") in accordance with this Agreement.
In the event that each Pledgor decides to grant the Additional Shares under a security pledge, the Pledgor shall notify in writing to the Administrator and the Executor (with a copy to the Pledgee) and, upon receipt of such notice, the Parties expressly agree the automatically increase  of the number of Shares granted in the security pledge, so that such Additional Shares are considered to be included within the subject matter of this Agreement and, as a result, subject to the security pledge. As of that moment, any reference in this Agreement to "Securities" or "Shares" shall include the Additional Shares, obligating each Pledgor to transfer to the account indicated by the Administrator, so that the "Securities" or "Shares" are transferred to the corresponding collateral account.
Likewise, as from such time, each Pledgor, (i) in terms and for purposes of Article 204 of the LMV, constitutes a security pledge over the Additional Shares, to guarantee, in favor of the Securities Creditor, the due and timely compliance of each and every one of the Secured Obligations, in the understanding that the constituted security pledge shall constitute a transfer of ownership; (ii) undertakes to carry out all acts that may be necessary or convenient, in order for the Additional Shares to be delivered to the Administrator's Account, (iii) shall appoint the Administrator as security pledge administrator and the Executor as executor of the security pledge, who, in turn, expresses his/her conformity and acceptance of such assignment, and (iv) undertakes to carry out each and every act that may be necessary to grant the Additional Shares in the securities pledge.
As long as any of the Secured Obligations remain unpaid or in default and this Agreement is in force, no partial or total release of the Shares shall be made.
FIFTH. ECONOMIC RIGHTS. Unless an Event of Default has occurred and continues to occur, and an Event of Default Notice or an Enforcement Request has been delivered to the Administrator and the Executor, each Pledgor may receive any distribution or dividend that corresponds to the Securities. Each Pledgor may also cause such distribution to be contributed to the patrimony of the guaranty trust (as such term is defined as Guaranty Trust Agreement under the Loan Agreement), subject in any case to the agreements made in terms of the Loan Documents, provided that, if at the time the redemption or the dividend or cash distribution with respect to the Securities is paid, an Event of Default has occurred and continues, the Pledgee or the trust to which such rights have been contributed or transferred, as the case may be, shall be entitled to receive any redemption, reimbursement, dividend or distribution in relation to the Securities and to apply the full amount of any such redemption, reimbursement, dividend or distribution to the payment of the Secured Obligations (whether principal, interest or any other payable obligation), in the order and in accordance with the terms under the Loan Agreement.

If at any time during the term of this Agreement, the Company redeems or reimburses any of the Securities, pays a dividend in respect of such Securities, or carries out any other distribution in respect of the Securities other than in cash (whether in kind, in additional shares or otherwise), the shares, securities or additional shares to be distributed, if any, shall be subject to the security pledge created under this Agreement and shall be deemed for purposes of this Agreement to be Securities, in the terms of this Agreement, so that such shares or securities must be deposited in the Administrator's Account no later than the Business Day following the Company's redemption, reimbursement or payment in kind and the Pledgee shall have the right to apply the total amount of such assets to the payment of the Secured Obligations (corresponding to principal or interest), in the order set forth in the Loan Agreement.
In the event that any such Shares or cash (without being entitled thereto) are received by each Pledgor, each Pledgor shall immediately deliver the securities covering such Shares to the Administrator, endorsed as guarantee or by transfer to the Administrator’s Account or cash, for the aforementioned purposes.
In the event that the Administrator receive amounts in cash pursuant to the preceding paragraphs and these cannot be delivered immediately to each Pledgor or the Pledgee, as the case may be, such amounts must be invested on the same Business Day in which they are received in debt instruments issued or guaranteed by the federal government of Mexico. In no case shall the Administrator and Executor be liable to each Pledgor for these concepts, unless the Administrator and Executor have acted with fraud, bad faith, fault or negligence, and they will remain pledged in the Administrator’s Account. The Administrator and Executor shall continue to use their best efforts to deliver said amounts in cash until they are delivered to the person to whom they correspond.
SIXTH. CORPORATE RIGHTS. Except as set forth in the following paragraph, the Administrator will exercise the corporate rights derived from the Securities during the term of this Agreement, in accordance with the written instructions received for this purpose from each Pledgor. The expenses arising from the exercise of the aforementioned rights shall be at the each of the Pledgor’s expense, who shall, if applicable, provide the Administrator with sufficient funds at least 48 (forty-eight) hours prior to the term indicated for the exercise thereof.
In order to exercise the right to vote at the meetings of the Company corresponding to the Securities, unless an Event of Default has occurred and continues, or that an Event of Default Notice has been delivered, or an Enforcement Request has been delivered to the Administrator, each Pledgor must request in writing at least 4 (four) Business Days prior to the date of the shareholders' meeting of the Company, the necessary documentation for each Pledgor and/or any Person appointed by such to personally attend such meetings (including the documentation to be issued by Indeval evidencing that the Securities are deposited in the account of the Administrator). Such request shall be accompanied with a copy of the notice of convocation to the corresponding meeting, containing the order of the day.
In the event that an Event of Default occurred and as long as such event continues, the Pledgee will be the only one to instruct the Administrator on the manner in which the corporate rights corresponding to the Securities will be exercised, and the Pledgee will be released from any responsibility for instructing the Administrator on the manner in which the corporate rights corresponding to the Securities will be exercised. The right to instruct the Administrator with respect to the manner in which the corporate rights shall be exercised in terms of the provisions of this Clause, shall not interrupt the enforcement procedure agreed upon in Clause Eighth, in the event that said procedure has been initiated.
In the event that the Administrator do not receive sufficient resources or do not receive the instructions from each Pledgor or the Pledgee, as the case may be, shall issue its vote in the way it considers convenient, at its sole discretion, without the Administrator having any responsibility for attending or failing to attend the respective meeting or, for the sense of the vote it has issued.
Each Pledgor hereby undertakes to irrevocably appoint the Pledgee as its attorney-in-fact, so that in its name and on its behalf it may exercise Pledgee’s economic and corporate rights over the Securities in the event of an Event of Default Notice under the terms of this Agreement and in the event that corresponding Pledgor no longer exercises its corporate rights, and for such purposes, the each Pledgor agrees to execute before a notary public, a special irrevocable power of attorney in substantially similar terms as the form attached to this Agreement as Exhibit "F" in favor of the Pledgee to be exercised by any of its attorneys-in-fact or officers, to act in its name and on its behalf and to exercise, execute and defend the economic and corporate rights of each Pledgor over the Securities, with all the powers contained in Article 2554 of the Federal Civil Code and the correlative articles of the Civil Codes of the States of the Mexican Republic, with all the powers that require a special or general clause in accordance with the applicable laws, as well as with sufficient powers to enable the Pledgee to defend any and all of the Securities against any claim. Once each Pledgor grants the irrevocable special power of attorney referred to in this subsection, it undertakes to deliver to the Pledgee an original testimony of the public deeds containing mentioned powers.
SEVENTH. AFFIRMATIVE AND NEGATIVE COVENANTS. As long as the Secured Obligations remain to be complied, each Pledgor:
(a) undertakes to execute and deliver the necessary documents and instruments, and to carry out any other action that may be necessary, in the reasonable judgment of the Pledgee, if any, in order to protect the security pledge created under this Agreement and to enable the Pledgee and the Administrator and the Executor to exercise their respective rights under the terms of this Agreement;

b) refrain from disposing of or granting options on the Securities, or creating any lien, restriction or limitation of ownership with respect to any of the Securities, with the exception of the security pledge created by means of this Agreement;
c) refrain from causing, carrying out, or permit any act that affects or reasonably believes may adversely affect the Securities or the rights or resources of the Pledgee and to immediately notify the Pledgee any of such circumstances;
d) defend at its own expense the Securities from and against any action, suit or proceeding brought against the Pledgee, the Administrator or the Executor by any third party, or in connection with the provisions of this Agreement, before any governmental authority, court or arbitrator (whether Mexican or non-Mexican). The Pledgee shall have the right (but not the obligation) and, if applicable, shall instruct the Administrator to defend the Securities pursuant to this Agreement, in the event that each Pledgor fails to make the corresponding defense, in the understanding that each Pledgor shall reimburse the Pledgee, to the Administrator and the Executor for any documented costs and expenses incurred in connection with such defense and the corresponding amount shall form part of the Secured Obligations until they are paid in full;
e) undertakes to deliver to the Pledgee, any type of information that the latter reasonably requests in relation to the Securities and to carry out those procedures and respective authorizations, including, registration in the Security Interests Sole Registry, as applicable in order to create, maintain and preserve the lien of first place and priority created in favor of the Pledgee pursuant to this Agreement; and
f) undertakes to ratify the signatures of this Agreement before a notary public and to submit this Agreement for registration in the Sole Registry of Movable Assets within 2 (two) Business Days from the date of its ratification before a notary public and to deliver to the Secured Creditor evidence of such registration as soon as possible after the date of its registration but in any event within 5 (five) Business Days from the date on which it is submitted for registration in the Sole Registry of Movable Assets.
EIGHTH. APPOINTMENT OF THE EXECUTOR AND EXTRAJUDICIAL ENFORCEMENT PROCEDURE. (a) The Parties hereby agree to designate Monex Casa de Bolsa, S.A. de C.V., Monex Grupo Financiero, as the executor of this Agreement, who in turn, declares its conformity and acceptance of such assignment. In connection with the obligations of the Executor as executor under this Agreement, and exclusively for the purpose of enabling the Administrator and the Executor to comply with their obligations under this Clause Eighth, each Pledgor hereby and by signing this Agreement grants an irrevocable mandate in the nature of a commercial commission pursuant to the terms provided by Articles 273, 274 and other applicable articles of the Commercial Code, unconditional and irrevocable while this Agreement is in force, in favor of the Administrator and the Executor, so that the Administrator and the Executor may carry out any necessary acts on behalf of each Pledgor in accordance with this Agreement, solely and exclusively for the effects and purposes of the enforcement procedure established by Article 204 of the Securities Market Law.

Additionally, and on its behalf, the Administrator and the Executor hereby accept the aforementioned mandate and, therefore, its capacity as agent, in order to exercise it in accordance with the terms conferred.
Each Pledgor undertakes to pay to Monex Casa de Bolsa, S.A. de C.V., Monex Grupo Financiero, for the acceptance and development of the position of Executor the amounts established in Exhibit G.
(b) The Parties agree to the extrajudicial sale of the Securities and authorize and instruct the Administrator and Executor to carry out the sale, in accordance with the terms and conditions set forth in Article 204 of the LMV, as well as in this Agreement and the Administrator to perform all the necessary acts for the effect that the Executor may complete the extrajudicial sale of the Securities.
In the case that an Event of Default, subject to the terms and provisions set forth in the Loan Documents shall occur, without there being any obligation on behalf of the Administrator or the Executor to verify the existence or validity of such Event of Default, the Pledgee, at its sole discretion without interference from the Pledgors, shall request or notify in writing to the Administrator and the Executor (i) that the same Pledgee will maintain property of the Pledged Shares up to the amount of the Secured Obligations without the need for an execution procedure or judicial resolution, and that the amount of the Pledged Shares given in pledge shall be applied to the payment of the Secured Obligations, at their market value, resulting the effect of such application of payment to extinguish the Secured Obligations up to the amount of the market value of the Pledged Shares given in pledge, or (ii) to carry out the extrajudicial sale of the Securities, in accordance with the following procedure.
Upon the occurrence of an Event of Default, the Pledgee shall have the right to deliver, to each Pledgor, with a copy to the Administrator and the Executor, an Event of Default Notice, at the addresses indicated in this Agreement, in order for each Pledgor to, no later than within the Business Day following such notice, exhibit the payment or, as the case may be, to evidence compliance with the Secured Obligation in question, or to present the document evidencing the extension of the term, novation or waiver of the Secured Obligation in question.
On the date on which the Pledgee gives an Event of Default Notice, the Administrator and the Executor shall perform all acts required so that the Securities under the security pledge may be secured.
If each Pledgor does not exhibit the payment, or if applicable, do not evidence compliance, modification, novation or waiver of the Secured Obligation in question within the term of one Business Day mentioned above, the Pledgee, at its sole discretion without interference from the Pledgors, will deliver to the Administrator and the Executor a request or notice (i) that the same Pledgee will maintain property of the Pledged Shares up to the amount of the Secured Obligations without the need for an execution procedure or judicial resolution, and that the amount of the Pledged Shares given in pledge shall be applied to the payment of the Secured Obligations, at their market value, resulting the effect of such application of payment to extinguish the Secured Obligations up to the amount of the market value of the Pledged Shares given in pledge, or (ii) to proceed with the enforcement (an "Enforcement Request") and proceed with the sale of part or all of the Securities through the Stock Exchange or outside of it, under the terms and conditions included in the corresponding Enforcement Request, including the designation of the brokerage house(s) that, if applicable, are determined for the coordinated execution of the pledged guarantee.
In case of proceeding with the Enforcement Request, the Securities may be offered or sold in one or more acts, according to the instructions received by the Administrator and the Executor from the Pledgee, at any time, after the Pledgee has delivered an Enforcement Request, at the quoted price per share of the Shares on the Stock Exchange (the "Quoted Price”). The Executor shall deliver to the Pledgee, for the benefit of the Secured Creditors, the proceeds from the sale of the Securities, net of all commissions, expenses, costs and documented fees and approved by the Pledgee, which net resources shall be applied in accordance with the terms of the Loan Agreement. If applicable, the remainder, after full payment of the Secured Obligations, both in cash and in Securities, if any, shall be made available to each Pledgor in the corresponding proportions.
Notwithstanding the foregoing, once 20 (twenty) calendar days have elapsed from the date on which the Pledgee has delivered the Enforcement Request to the Administrator and the Executor without having obtained the extrajudicial sale of sufficient Securities to completely cover the Secured Obligations, the Executor (together with the brokerage house(s) that if applicable, are determined by the Pledgee), may carry out the sale (in one or several acts) of the Securities in favor of a bidder or group of bidders at the price offered by them, provided that such sales shall at all times be conducted in accordance with market practices, customs and usages, including without limitation, that the offering of securities be made to multiple bidders, that an independent investment adviser's valuation be conducted to assess the viability of such bids, that reasonable commercial terms be established for the sales and that the bid representing the highest yield be selected at all times taking into consideration all the terms thereof, among others.
In the event that during the term of this Agreement, for any reason, the listing of the Shares on the Stock Exchange is suspended or stopped or, in any way, it is impossible or difficult to determine the Quoted Price for purposes of complying with an Enforcement Request, the Parties agree that for the purposes of the provisions of this Clause, the Executor may carry out the sale of the Securities (in one or several acts) in favor of a bidder or group of bidders at the price offered by them.
Unless otherwise instructed in writing by the Pledgee, the Executor undertakes to maintain the position of sale of the Securities through the Stock Exchange or to carry out and continue the over-the-counter sale efforts, as the case may be, until the sale is carried out in accordance with the terms set forth in this Agreement. During the term of the over-the-counter sale process provided for in this Clause, any amounts obtained from the sale of the Securities shall be delivered by the Executor to the Pledgee, to be applied in the order and according to the terms provided in the Loan Agreement.

For the purposes of the foregoing, each Pledgor, and the Administrator and Executor, as the case may be, undertake to carry out all the acts and procedures that may be necessary or convenient with Indeval, the depositary of the Securities or any other individuals or legal entities, private or governmental, in order to receive in a timely manner the proceeds of the respective sales for the purposes of this Agreement and to carry out the transfer of the Securities that have been sold on the Stock Exchange or in the stock exchange or over-the-counter market in which they are traded, from the Administrator’s  or, if applicable, the Executor’s account to the account or accounts of the depositors of the buyers thereof or its trustees.
In connection with the acts set forth in this Clause Eighth, the Administrator and the Executor undertake to act reasonably, but in no event shall the Pledgee, or the Administrator or the Executor be liable for any loss or impairment that may arise with respect to the Securities as a result of acts performed under this Clause Eighth. Additionally, the Administrator and the Executor undertake to act in strict compliance with the provisions of this Agreement, but in no case shall they will be obliged to verify the Pledgee´s ability to exercise its rights under the terms of the Loan Agreement, nor shall they be liable for the exercise by the Pledgee of such rights.
Each Pledgor agrees that the Executor shall only be obliged to carry out the sale of the Securities, either in the Stock Exchange or in the stock market or over-the-counter market in which they are listed, according to the instructions of the Pledgee, without guaranteeing the result of the sale or the price to be obtained therefrom and shall not be liable for the consequences that the same may cause to the Parties. All costs and expenses caused or incurred by the Administrator and the Executor in connection with the performance of its duties under this Agreement (or any proceedings in which it may become involved as a result of the performance of such duties) shall be borne by each Pledgor.
NINTH. INDIVISIBILITY; NO NOVATION. The security pledge constituted under the terms of this Agreement, whether added or substituted, shall be indivisible and shall remain in full force and effect as long as the Secured Obligations remain unresolved. The execution of this Agreement, as well as the creation of the pledge contemplated herein, does not constitute novation, modification, payment or payment in lieu of payment of the Loan Agreement or any of the Secured Obligations.
TENTH. EXPENSES; COMPENSATION. Each Pledgor undertakes to pay all taxes, interest, penalties, fines, surcharges, liabilities and accessories resulting from the execution of this Agreement, and to indemnify the Pledgee, the Administrator and the Executor for any taxes (payable with withholding or otherwise), interest, penalties, fines, surcharges and accessories that may be demanded or payable with respect to the transactions contained in this Agreement, by any tax, civil, administrative or mercantile authority, as well as for all documented fees and expenses related to any controversy between each Pledgor and the Pledgee and/or the Administrator and the Executor. Additionally, the expenses, commissions, taxes and rights arising from the execution and registration of this Agreement, as well as from any modification of the same, including the fees of the legal advisors of the Pledgee, as well as the expenses, fees and costs incurred by the Secured Creditor and the Executor, for the enforcement of the guarantee subject of this Agreement, shall be on the behalf of and at the expense of each Pledgor.

Each Pledgor agrees to hold harmless the Administrator, the Pledgee and the Executor, their officers, advisors, affiliates, directors, employees and attorneys-in-fact, in the event of any claim, proceeding, suit or action against the Administrator, the Pledgee and the Executor, their officers, advisors, affiliates, holdings, shareholders, directors, employees and attorneys-in-fact, by virtue of any of the acts performed by them in connection with this Agreement. Therefore, each Pledgor undertakes to reimburse the Administrator, the Pledgee and the Executor, their officers, advisors, affiliates, holdings, shareholders, advisors, employees and attorneys-in-fact, for any expense or disbursement of any nature (including duly documented expenses related to legal fees) incurred or any damage or harm suffered by them by virtue of any claim, lawsuit, proceeding or action filed in Mexico or abroad, against the Administrator, the Secured Pledgee and the Executor, its officers, advisors, affiliates, counselors, employees and attorneys-in-fact in connection with any of the acts carried out under the terms of this Agreement and that are not the result of willful misconduct or bad faith from them.
Each Pledgor expressly consents, acknowledges and agrees that, with respect to any circumstance relating to or arising out of this Agreement (i) the Pledgee is acting solely in its capacity as “Collateral Agent”, for the benefit of and in compliance with the instructions of the Secured Creditors, and not in its personal capacity, and therefore assumes no personal or direct obligation whatsoever, express or implied, and (ii) the Pledgee has all the necessary powers and legal authority to act on behalf of and for the benefit of the Secured Creditors; provided that with respect to all matters related to this Agreement, the Secured Creditors shall at all times act through the Pledgee.
ELEVENTH. DOMICILES. The Parties state as their addresses for the purposes of this Agreement the following:

SETA
Address: Paseo de los Tamarindos No. 400-B, Piso 7,
Bosques de las Lomas - 05120 CDMX, México
Tel: +52 55 4170 3040
Attn: Javier Arreola Espinosa
Email: jarreola@nhg.com.mx

Aerodrome
Address: Paseo de los Tamarindos No. 400-B, Piso 7,
Bosques de las Lomas - 05120 CDMX, México
Tel: +52 55 4170 3040
Attn: Javier Arreola Espinosa
Email: jarreola@nhg.com.mx

Pledgee
Adress: Blvd. Manuel Ávila Camacho 1, piso 1, Ciudad de México, Colonia Lomas de Chapultepec, C.P. 11009.
Tel: 52 55 51 23 2859
Email: jose.rivero@scotiabank.com
Attn: José Jorge Rivero Méndez

Administrator and Depositary
Scotia Inverlat Casa de Bolsa, S.A., Grupo Financiero Scotiabank Inverlat
Lorenzo Boturini #202, 1er piso, Col. Tránsito, Ciudad de Mexico, 06820
Tel: 52 55 51 23 0583
Attn: Fabiola Velazquez Mendoza and Mariana Zepeda Coffman
Email: Fabiola.velazquez@scotiabank.com and mnzepeda@scotiawealth.com.mx

Executor
Address: Av. Paseo de la Reforma 284, piso 12, Alcaldía Juárez, 06600, Ciudad de México
Tel: 5552300200 ext. 0242
Attn: Mauricio Martínez Tello
Email: maumartinez@monex.com

The Parties indicate the above addresses for the purpose of judicial or extra-judicial summons, including but not limited to notarial interpellations and diligences of payment demand, seizure and summons to trial to be carried out with respect to the present Agreement. In the event that any Party changes its address, it shall give notice to the other Parties of the new address fifteen (15) Business Days prior to the date on which such address is intended to take effect. In the event that the respective party does not give such notice in a timely manner, the notices and notifications made at the previous domicile shall be deemed valid.
TWELFTH. ASSIGNMENT. The Pledgors may not assign any right and/or obligation arising from this Agreement to any third party without the prior written authorization of the Pledgee. The Pledgee may assign its rights as permitted under the Loan Agreement.
THIRTEENTH. SUBSTITUTION OF THE EXECUTOR. In the event that the Executor is impaired to perform his duties by the requirement of an authority, due to legal impossibility or due to a conflict of interest with the Pledgee, the Executor undertakes to notify the Pledgee of said situation within 2 (two) Business Days of becoming aware of the foregoing, in order for the Pledgee to designate a new executor, within 10 (ten) Business Days following the date of the corresponding notification.
If agreed by the Pledgee, provided there is a justified cause and prior notice to the Executor 10 (ten) calendar days in advance, may designate a new executor, who must adhere to this Agreement and who, as of that date, shall be considered as the Executor for the purposes of the provisions of this Agreement. This being understood that (i) such designation must be made by an institution authorized to act as such, and (ii) the Executor may not cease to perform its functions as executor under this Agreement until such time as the substitute executor has been chosen and has adhered to this Agreement.
FOURTEENTH. REGISTRATION No later than the next Business Day after the execution date of this Agreement, the Administrator undertakes to make the necessary entries so that this security pledge is registered in its records.
FIFTEENTH. AMENDMENT. Any amendment to the terms of this Agreement must be granted in writing duly signed by each of the Parties.

SIXTEENTH. TERMINATION. This Agreement shall be terminated at the moment in which the Pledgee notifies the Administrator and the Executor that the Secured Obligations have been fully satisfied.
The Pledgee shall execute, no later than within 10 (ten) Business Days following the date on which the Pledgors request it in writing, a termination agreement to evidence the termination and release of the stock pledge constituted in accordance with this Agreement, for this purpose each Pledgor must cover all costs and expenses that arise as a result of the execution of said documentation.
SEVENTEENTH. APPLICABLE LAW; JURISDICTION. For the interpretation, compliance and execution of this Agreement, the Parties expressly agree to submit to the applicable federal laws of Mexico and to the jurisdiction of the competent federal courts located in Mexico City, expressly waiving any other present or future jurisdiction or competence that may correspond to them by due to their addresses, present or future, or for any other circumstance.

WHEREAS, the Parties hereto have read and executed this Agreement in Mexico City on December 7, 2022.

[Intentionally left in blank. Signature pages follow]

PLEDGORS

SERVICIOS DE TECNOLOGÍA AEROPORTUARIA, S.A. DE C.V.

/s/ Javier Arreola Espinosa

By: Javier Arreola Espinosa
Title: Legal representative

AERODROME INFRASTRUCTURE S.À. R.L.

/s/ Javier Arreola Espinosa

By: Javier Arreola Espinosa
Attorney-in-fact by means of the Powers of Attorney granted on November 22, 2022.

[Intentionally left in blank.]

Signature page of the Securities Pledge Agreement entered into by and between Servicios de Tecnología Aeroportuaria, S.A. de C.V. and Aerodrome Infrastructure S.À. R.L., as Pledgors, Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, as Pledgee and as collateral agent acting on behalf and for the benefit of the Secured Creditors under the terms of the Loan Agreement, Scotia Inverlat Casa de Bolsa, S.A. de C.V., Grupo Financiero Scotiabank Inverlat, in its capacity as Depositary and Administrator, and Monex Casa de Bolsa, S.A. de C.V., Monex Grupo Financiero, in its capacity as Executor.

SCOTIABANK INVERLAT, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO SCOTIABANK INVERLAT, ACTING AS COLLATERAL AGENT ON BEHALF AND FOR THE BENEFIT OF THE SECURED CREDITORS, AS PLEDGEE

/s/ José Jorge Rivero Méndez By: José Jorge Rivero Méndez Title: Legal representative	/s/ Luis Michel Lugo Piña By: Luis Michel Lugo Piña Title: Legal representative

[Intentionally left in blank.]

Signature page of the Securities Pledge Agreement entered into by and between Servicios de Tecnología Aeroportuaria, S.A. de C.V. and Aerodrome Infrastructure S.À. R.L., as Pledgors, Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, as Pledgee and as collateral agent acting on behalf and for the benefit of the Secured Creditors under the terms of the Loan Agreement, Scotia Inverlat Casa de Bolsa, S.A. de C.V., Grupo Financiero Scotiabank Inverlat, in its capacity as Depositary and Administrator, and Monex Casa de Bolsa, S.A. de C.V., Monex Grupo Financiero, in its capacity as Executor.

SCOTIA INVERLAT CASA DE BOLSA, S.A. DE C.V., GRUPO FINANCIERO SCOTIABANK INVERLAT

AS DEPOSITARY AND ADMINISTRATOR

/s/ Fabiola Velázquez Mendoza

By: Fabiola Velázquez Mendoza
Title: Legal representative

[Intentionally left in blank.]

Signature page of the Securities Pledge Agreement entered into by and between Servicios de Tecnología Aeroportuaria, S.A. de C.V. and Aerodrome Infrastructure S.À. R.L., as Pledgors, Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, as Pledgee and as collateral agent acting on behalf and for the benefit of the Secured Creditors under the terms of the Loan Agreement, Scotia Inverlat Casa de Bolsa, S.A. de C.V., Grupo Financiero Scotiabank Inverlat, in its capacity as Depositary and Administrator, and Monex Casa de Bolsa, S.A. de C.V., Monex Grupo Financiero, in its capacity as Executor.

MONEX CASA DE BOLSA, S.A. DE C.V., MONEX GRUPO FINANCIERO

AS EXECUTOR

/s/ Mauricio Martínez Tello

By: Mauricio Martínez Tello
Title: Legal representative

[Intentionally left in blank.]

Signature page of the Securities Pledge Agreement entered into by and between Servicios de Tecnología Aeroportuaria, S.A. de C.V. and Aerodrome Infrastructure S.À. R.L., as Pledgors, Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, as Pledgee and as collateral agent acting on behalf and for the benefit of the Secured Creditors under the terms of the Loan Agreement, Scotia Inverlat Casa de Bolsa, S.A. de C.V., Grupo Financiero Scotiabank Inverlat, in its capacity as Depositary and Administrator, and Monex Casa de Bolsa, S.A. de C.V., Monex Grupo Financiero, in its capacity as Executor.

Exhibits

Exhibit A	SETA’S Corporate Resolutions.

Exhibit B	Aerodrome’s Corporate Resolutions.

Exhibit C	Loan Agreement and Guarantor Joinder Agreement.

Exhibit D	Form of Event of Default Notice.

Exhibit E	Enforcement Request.

Exhibit F	Form of Irrevocable Special Power of Attorney.

Exhibit G	Executor fees.

Exhibit A

SETA’s Corporate Resolutions

Exhibit B

Aerodrome’s Corporate Resolutions

Exhibit C

Loan Agreement and Guarantor Joinder Agreement

Exhibit D

Form of Event of Default Notice

Mexico City, Mexico, [●] [●], 2022

Mexico City, Mexico, [●] of [●],20[●]

[●]
Dear Sirs:

We refer to the Securities Pledge Agreement dated December 7, 2022 entered into, by and between Servicios de Tecnología Aeroportuaria, S.A. de C.V. y Aerodrome Infrastructure S.À.R.L., as Pledgors of the security pledge, Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, as Pledgee, and Scotia Inverlat Casa de Bolsa, S.A. de C.V., as Depositary and Administrator, and Monex Casa de Bolsa, S.A. de C.V., Monex Grupo Financiero, in its capacity as Executor of the Securities (the "Pledge Agreement"). Capitalized terms used herein, unless otherwise defined herein, shall have the same meanings ascribed to such terms in the Pledge Agreement.

Pursuant to and for the purposes of Clause Eighth of the Pledge Agreement, we hereby give notice to you that an Event of Default has occurred and is continuing to occur.
For such purposes, Exhibit 1 hereto specifies and describes the Secured Obligation(s) in default. This Notice of Default is given for the purposes of clauses Fifth, Sixth, Eighth and other applicable clauses of the Pledge Agreement, whereby the Pledgors have one Business Day from the date of this Notice of Default to submit to the Administrator and the Executor the payment or, if applicable, evidence of compliance with the Secured Obligation described in Exhibit 1 hereto, or to submit the document evidencing the extension of the term, novation or waiver of the Secured Obligation.

[●]
By: ___________________________
Name:
Position:
c.c.p.: [●],
as depositary and administrator of the Pledge Agreement.
[●]
By: ___________________________
Name:
Position:
c.c.p.: [●],
as executor of the Pledge Agreement.

Exhibit E

Enforcement Request

Mexico City, Mexico, [●] of [●] 20[●]

   [●]

Ref: Pledge Agreement / Enforcement Request

Dear Sirs:

We refer to the Securities Pledge Agreement dated December 7, 2022 entered into, by and between Servicios de Tecnología Aeroportuaria, S.A. de C.V. y Aerodrome Infrastructure S.À.R.L., as Pledgors of the security pledge, Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, as Pledgee, Scotia Inverlat Casa de Bolsa, S.A. de C.V., as Depositary and Administrator, and Monex Casa de Bolsa, S.A. de C.V., Monex Grupo Financiero, in its capacity as Executor of the Securities (the "Pledge Agreement"). Capitalized terms used herein, unless otherwise defined herein, shall have the same meanings ascribed to such terms in the Pledge Agreement.

The undersigned, as Pledgee under the Pledge Agreement, hereby gives notice and certifies that an Event of Default has occurred and continues to occur under the Pledge Agreement, and that the time periods provided therein have elapsed and such Event of Default has not been cured. Attached hereto is a copy of the Event of Default Notice delivered to each Pledgor describing the nature of the Event of Default. This is an Enforcement Request, as such term is defined in Clause Eighth of the Pledge Agreement.

We hereby instruct the Administrator and the Executor to proceed immediately in accordance with the provisions of the Pledge Agreement, to perform all the necessary acts to sell in one or several acts the Securities, as instructed by the Pledgee and in accordance with the procedure indicated for such purposes in Clause Eighth of the Pledge Agreement, and to apply any amounts obtained to the payment of the Secured Obligations in the order specified in said Clause Eighth of the Pledge Agreement.

Sincerely,

[●]

By:___________________________
Name:
         Position:

Exhibit F

Irrevocable Special Power of Attorney Format

[to be granted before a notary public]

[●] (the "Pledgor") hereby grants and confers under the terms of Articles 2553 (two thousand five hundred fifty-three), 2554 (two thousand five hundred fifty-four) and 2596 (two thousand five hundred ninety-six) of the Federal Civil Code and their correlatives of the civil codes of the different states of the United Mexican States, an IRREVOCABLE SPECIAL POWER OF ATTORNEY in favor of Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat,,as Secured Creditor under the securities pledge agreement dated December 7, 2022 (as amended, hereinafter, the "Pledge Agreement"), entered into by the Pledgors and [●], as Pledgors, Scotiabank Inverlat, S.A., Institución de Banca Múltiple, Grupo Financiero Scotiabank Inverlat, as Pledgee (the "Pledgee"), Scotia Inverlat Casa de Bolsa, S.A. de C.V., Grupo Financiero Scotiabank Inverlat, as Depositary and Administrator, and Monex Casa de Bolsa, S.A. de C.V., Monex Grupo Financiero, in its capacity as Executor, to be exercised through its legal representatives or officers, in order to exercise, execute and defend the economic and corporate rights, at its discretion, through its legal representatives or officers, at any of the shareholders' meetings of Grupo Aeroportuario del Centro Norte, S.A.B., only and exclusively in the event that an Event of Default Notice has been filed under the terms of the Pledge Agreement. As of the date on which the foregoing event occurs, the Pledgee shall be entitled to exercise this power of attorney with respect to any of the Securities owned by each Pledgor, pledged under the Pledge Agreement. The Pledgee may exercise this power of attorney through its legal representatives or officers.

This power of attorney may only be exercised in accordance with the terms of the Pledge Agreement.

This power of attorney is irrevocable under the terms of Article 2596 (two thousand five hundred ninety-six) of the Federal Civil Code and its correlative articles in the Civil Codes of the other States of the Republic, since it has been granted as a condition in a bilateral agreement and as a means for the performance of an obligation contracted and will be in force as long as any Secured Obligations remain unpaid.

The terms used in this power of attorney with initial capital letters shall have the meaning assigned to them in the Pledge Agreement.

This power of attorney is granted in Mexico City, Mexico, this [●] day of [●], 2022.

Exhibit G

Executor fees

I.	The fees for the acceptance of the Executor will be of $50,000.00 (fifty thousand pesos 00/100 Mexican currency) plus the value added tax.
II.	The fees for the execution will be the highest amount resulting of the following:

(i)	The resulting amount of applying the 0.70% (cero point seventy percent) over the selling amount of the values; or
(ii)	The amount of 30,000 (thirty thousand) investment units (unidades de inversión). The corresponding amount shall be paid with the product of the sales, attending to the applicable priority of payment.